Rule 424 (b) (3)
Registration No. 333-87793
CUSIP#: 63743HCWO

PRICING SUPPLEMENT NO. 2702 DATED July 17, 2000
TO PROSPECTUS SUPPLEMENTAL DATED October 8, 1999
AND BASE PROSPECTUS DATED October 7, 1999

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue

Floating Rate Notes

Principal Amount:	$1,000,000,000.00
Issue Price:	100% of Principal Amount
Original Issue Date:	07/20/00
Maturity Date:	07/20/01
Initial Interest Rate:	Determined as described below
Base Rate:	LIBOR Telerate
Spread:	Minus 3 basis points
Index Maturity:	3 months
Record Dates:	On the 5th of each October, January, April, and the 20th of July
Interest Payment Dates:	On the 20th of October, January, April, and the maturity date, commencing October 20, 2000
Reset Period:	Quarterly
Interest Reset Dates:	On the 20th of each October, January, and April, commencing July 20, 2000
Redemption Date:	None
Agents Discount or Commission:	0.050%
Agents(s):	Banc of America Securities LLC	($250,000,000)
	Lehman Brothers	($250,000,000)
	J.P. Morgan & Co.	($200,000,000)
	Merrill Lynch & Co.	($200,000,000)
	Banc One Capital Markets, Inc.	($100,000,000)
Capacity:	Principal
Form of Note:	Book-Entry
(Book-Entry or Certificated)
Other Terms:	None

Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $8,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B and $7,119,728,000 Series C have been issued.